                                                                   EXHIBIT 10.12

                             EMPLOYMENT AGREEMENT
                             --------------------


THIS AGREEMENT made as of this 28th day of March, 2000


B E T W E E N:


                                 LORI A. ALLAN
                  (hereinafter referred to as the "Employee")

                                                               OF THE FIRST PART

                                    - and -

                          IRONSIDE TECHNOLOGIES INC.
                  (hereinafter referred to as the "Employer")

                                                              OF THE SECOND PART

          WHEREAS the Employer wishes to have the benefit of the Employee's knowledge and experience as a full-time employee;

          AND WHEREAS the Employer and the Employee are desirous of entering into an employment relationship for their mutual benefit;

          AND WHEREAS the Employer and the Employee have agreed that the terms and conditions of the employment relationship shall be as set out herein;

          NOW THEREFORE in consideration of the terms, conditions, covenants and obligations herein contained (the adequacy of which is hereby acknowledged by each of the parties), the parties hereto have agreed and do hereby agree as follows:

                           ARTICLE ONE - DEFINITION
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1.01 "Just Cause" means (i) wilful failure of the Employee to properly carry out her duties after written notice by the Employer of the failure to do so and an opportunity for the Employee to correct the same within a reasonable time from the date of receipt of such written notice from the Employer; or (ii) theft, fraud or material dishonesty or misconduct by the Employee involving the property or affairs of the Employer or the carrying out of the Employee's duties; or (iii) any material breach of the obligations of the Employee pursuant to this Agreement; or (iv) cause as determined by a Canadian court of competent jurisdiction.


                       ARTICLE TWO - SCOPE OF EMPLOYMENT
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2.01      Employment: The Employer hereby agrees to employ the Employee and the
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Employee hereby accepts such employment on a full time basis in the position of Senior Vice-President and General Manager North America, upon the terms and conditions set forth in this Agreement.

2.02      Duties and Responsibilities: The duties and responsibilities of the
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Employee shall consist of developing sales and increasing revenues on behalf of the Employer. More specifically, the duties and responsibilities of the Employee shall consist of the following:

          (i) developing existing business relationships on behalf of the Employer with a view to increasing revenues, and

          (ii) establishing new business relationships on behalf of the Employer with a view to increasing revenues,

2.03      Full and Faithful Service: The Employee shall devote to the business
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and affairs of the Employer all of her working time, attention and ability to carry out the duties of her position and will ensure that she is not, at any time, engaged in conduct that would constitute a conflict with the interests of the Employer. The Employee agrees that she will, in the performance of her duties, promote the interest, business and reputation of the Employer and shall perform all such duties as are essential or conducive to the efficient management thereof in accordance with the rules and policies of the Employer.

2.04      Acknowledgement: The Employee acknowledges that the effective
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performance of her duties requires the highest level of integrity and the Employer's complete confidence in the Employee's relationship with other employees of the Employer and with all persons dealt with in the course of her employment. The Employee shall diligently, faithfully and honestly serve the Employer during the continuance of her employment hereunder and shall use her best efforts to promote the interests of the Employer.

                      ARTICLE THREE - TERM OF EMPLOYMENT
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3.01      Term Period: The term of employment created herein shall be for an
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indefinite period commencing on April 17, 2000, unless this Agreement is terminated earlier by either of the parties in accordance with the provisions set out herein.

                          ARTICLE FOUR - COMPENSATION
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4.01      Base Salary: As remuneration for her services hereunder, the Employee
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shall be paid a base salary (the "Base Salary") at the rate of Cdn. $240,000 per annum, less all applicable statutory deductions, which Base Salary shall be paid in arrears and in semi-monthly installments.

4.02      Incentive Compensation: The Employee shall be entitled to
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          participate in the Employer's sales compensation plan. The Employee's annual target sales compensation shall be $160,000 at 100% of revenue targets.

4.03      Benefits: The Employee shall be entitled to participate in the
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employee benefit plans and programs which are generally made available to employees of the Employer from time to time.

4.04      Stock Option Plan: Upon signing this Employment Agreement, the
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Employee shall be granted an initial amount of 1,600,000 stock options, in accordance with the terms, conditions and eligibility requirements of the Employers stock option plan. In addition, subject to the discretion of the Employer, the Employee shall be permitted to participate in any further stock option grants as offered by the Employer. Upon the closing of any event that creates a change of control of the Employer, the stock options granted to the Employee shall become fully vested, exercisable and will not be subject to Employer's right of repurchase.

4.05      Vacation: The Employee shall be entitled to three (3) weeks vacation
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leave during each full year that this Agreement is in effect at the Base Salary provided for in Section 4.01 herein. Such vacation to be taken at such time or times as the Employer may determine having regard to the business and undertaking of the Employer and having regard to the dates requested by the Employee. In the event that the Employee's employment is terminated, the Employee shall be entitled to a pro-rated vacation leave with pay for the portion of the year that he has been actively employed. During the initial year of the Employee's employment with the Employer, her vacation leave shall be pro-rated to the date on which he commenced employment with the Employer.

4.06      Expenses: The Employee shall be reimbursed for all reasonable pre-
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authorized travel, business and entertainment expenses incurred by her in the performance of her duties hereunder, subject to such limits as may be established by the Employer and revised by it from time to time. As a condition to the reimbursement of such expenses, the Employee shall furnish to the Employer receipts for expenses incurred.

4.07      Signing Bonus: Thirty days after the start of the term of employment,
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the Employer shall pay the Employee a signing bonus of Cdn $25,000.

4.08      Car Allowance: The Employer will provide the Employee with a monthly
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car allowance in the amount of Cdn $850.00.


                   ARTICLE FIVE - TERMINATION OF EMPLOYMENT
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5.01      Termination by Employer: This Agreement, and the employment
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contemplated hereunder, may be terminated in the following manner and in the following circumstances:


     (a) by the Employer, at any time, for Just Cause, in which case the employment of the Employee and this Agreement shall terminate immediately upon written notice from the Employer to the Employee. In the event of any termination for Just Cause, the Employee shall be entitled to receive any outstanding Base Salary and vacation pay which has accrued to the effective date of such termination. Upon receipt of such notice by the Employee, the Employer shall be under no further obligation to provide the Employee with pay in lieu of reasonable notice, severance pay or termination pay whether under statute or at common law;

     (b) upon the death of the Employee, in which case the employment of the Employee and this Agreement shall terminate on the date of the Employee's death. In the event of such termination, all outstanding Base Salary and vacation pay which has accrued to the effective date of termination shall be paid to the Employee's estate; and

     (c) by the Employer, at any time, by providing the Employee with the greater of six (6) months written notice of termination of employment, or pay in lieu thereof. If termination occurs prior to the first anniversary of the commencement of vesting of the options granted per Section 4.04, then 1/4 of the total number of options granted per Section 4.04 will immediately vest and will not be subject to Employee's repurchase right.


5.02      Termination by Employee: This Agreement and the employment
          -----------------------
contemplated hereunder may be terminated by the Employee for any reason and at any time by providing to the Employer two (2) weeks notice in writing of her termination of employment. The Employee shall be entitled to receive all Base Salary and vacation pay which accrues to the effective date of such termination.

5.03      Release of Claims: If any of the events referred to in Sections 5.01
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or 5.02 occur, this Agreement and the employment of the Employee shall be wholly terminated except in respect of the Employee's obligations pursuant to Sections 6 and 7 and the Employer's rights pursuant to Section 8 which shall survive such termination and continue in full force and effect. Upon any such termination, the Employee shall have no claim against the Employer for damages, wages, bonus, termination pay, severance pay, pay in lieu of notice of termination, statutory or otherwise, except in respect of payment of remuneration earned, due and owing to the effective date of termination.

5.04      Reasonableness: The parties hereto acknowledge and agree that there
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are no implied rights whatsoever with respect to the termination of this Agreement and the employment contemplated hereunder. The parties further acknowledge and agree that if the payment referred to in Subsection 5.01(c) is made, it constitutes a reasonable estimate of the damages that might be suffered by the Employee for early termination of this Agreement, said amount being liquidated damages and not a penalty.

                         ARTICLE SIX - CONFIDENTIALITY
                         -----------------------------

6.01      Confidential Information: The Employee acknowledges that during the
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course of her employment, the Employee will be exposed to secret and confidential business information belonging to the Employer, its affiliates and associates which gives it a commercial advantage over others. Except as may be required by law, the Employee agrees to not use, directly or indirectly, for her own account or for the account of any person, firm, corporation or other entity or disclose to any person, firm, corporation or other entity, any of the Employer's or its affiliates' or its associates' proprietary information disclosed or entrusted to her or developed or generated by her in the performance of her duties hereunder, including but not limited to, information relating to the Employer's and/or its affiliates' and/or its associates' organizational structure, operations, business plans, technical projects, pricing data, business costs, research data results, inventions, trade secrets, customers lists, customer prices or other work produced, developed by or for the Employer or its affiliates or its associates, whether on the premises of the Employer or elsewhere.

6.02      Exceptions: The provisions of Section 6.01 shall not apply to any
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proprietary, confidential or secret information which is, at the commencement of the term of this Agreement or at some later date, publicly known under circumstances involving no breach of this Agreement or is lawfully and in good faith made available to the Employee without restrictions as to disclosure to a third party.

6.03      Property and Documents: The Employee acknowledges, understands and
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agrees that all memoranda, notes, records, charts, formulae, client lists, price lists, marketing plans, office products including, but not limited to, personal computers, fax machines, printers and photocopiers, financial information and other documents made, received, held or used by the Employee during the course of her employment shall be the property of the Employer and shall be delivered by the Employee to the Employer upon request at any time during the course of employment or on termination of employment as hereinbefore provided. The Employee acknowledges and agrees that he shall not retain any copies of such documentation without the written consent of the Employer. With respect to all confidential information and other documents of the Employer held by the Employee, the Employee acknowledges that he is in a position of trust and subject to a fiduciary duty to use the information only in the interests of the Employer and its business.

6.04      Inventions and Improvements: Any and all inventions and improvements
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which the Employee may conceive or make, during the period of her employment, relating to or in any way appertaining to or connected with any of the matters which have been, are or may become the subject of the Employer's investigations, or which the Employer has been, is or may become interested, including, but not limited to, product design, computer software or technology, shall be the sole and exclusive property of the Employer, and the Employee will, whenever requested by the Employer, execute any and all applications, assignments and other instruments which the Employer shall deem necessary in order to apply for and obtain Letters of Patent or Copyrights of Canada or foreign countries for the inventions or improvements, and in order to assign and convey to the Employer all sole and exclusive right, title and interest in and to the inventions or improvements, all expenses in connection with them to be borne by the Employer.

                       ARTICLE SEVEN - NON-SOLICITATION
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7.01      Non-Solicitation: The Employee acknowledges that by reason of her
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employment with the Employer, he will or may develop a close working relationship with the Employer's customers and clients, gain a knowledge of the Employer's methods of operation and acquire and be exposed to confidential materials and information, all of which would cause irreparable harm and injury to the Employer if made available to a competitor or used for competitive purposes. Accordingly, the Employee agrees that:

          (a) the Employee shall not, for any reason, directly or indirectly, either during the term of this Agreement or for a period of one
               (1)
               year following the termination of this Agreement, regardless of how that termination should occur, hire any employees of the Employer or induce or attempt to induce, solicit or attempt to solicit, any of the employees of the Employer to leave their employment; and

          (b) the Employee shall not, for any reason, directly or indirectly, without the prior written consent of the Employer, either during the term of this Agreement or for a period of one (1) year following the termination of this Agreement, regardless of how that termination should occur, solicit or otherwise contact any client or customer or potential client or customer of the Employer which was serviced or solicited by the Employer during the term of this Agreement, for the purpose of selling any products or services to that client or customer, or for purposes of soliciting orders for any products or services from that client or customer, where such products or services are the same as or substantially similar to or in any way competitive with the products or services sold by the Employer at the time of termination of this Agreement;

7.02      Reasonableness and Severability: The parties to this Agreement
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acknowledge and agree that the scope of these covenants are, in all respects, and particularly in respect of time and subject matter no more than what is reasonably required to protect the Employer's interest. The parties to this Agreement further agree that if any limitation or provision contained in these covenants are determined to be void or unenforceable in whole or in part, it shall not be deemed to affect or impair the validity of any other covenant or provision hereof.

                       ARTICLE EIGHT - INJUNCTIVE RELIEF
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8.01      Injunctive Relief: The Employee acknowledges and agrees that in the
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event of any violation of the covenants provided for in Sections 6 and 7, the Employer shall be entitled as a matter of course to injunctive relief in addition and without prejudice to any other remedy the Employer may have at law.

                            ARTICLE NINE - GENERAL
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9.01      Headings: The division of this Agreement into Articles and Sections
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and the insertion of headings are for the convenience of reference only and shall not affect the construction or interpretation of this Agreement.

9.02      Enurement: This Agreement shall enure to the benefit of and be binding
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upon the heirs, executors, administrators and legal personal representatives of the Employee and the successors and permitted assigns of the Employer, respectively.

9.03      Entire Agreement: This Agreement constitutes the entire agreement
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between the parties with respect to the subject matter hereof and cancels and supersedes any prior understandings and agreements between the parties hereto with respect thereto. There are no representations, warranties, terms, conditions, undertakings or collateral agreements, express, implied or statutory between the parties other than as expressly set forth in this Agreement.

9.04      Amendments: No amendments to this Agreement shall be valid or binding
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unless set forth in writing and duly executed by both of the parties hereto. No waiver of any breach of any provision of this Agreement shall be effective or binding unless made in writing and signed by the party purporting to give same and, unless otherwise provided in the written waiver, shall be limited to the specific breach waived.

9.05      Invalidity: If any provision of this Agreement is determined to be
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invalid or unenforceable in whole or in part, such invalidity or unenforceability shall attach only to such provision or part thereof and the remaining part of such provision and all other provisions hereof shall continue in full force and effect.

9.06      Further Assurances: The parties shall do all such further acts and
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things and provide all such assurances and deliver all such documents in writing as may be required from time to time in order to fully carry out the terms, provisions and intent of this Agreement.

9.07      Notice: Any demand, notice or other communication to be given in
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connection with this Agreement shall be in writing and given by delivery or sending it by telecopy or other similar form of communication addressed:


               To the Employer:
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               Ironside Technologies Inc.
               500 Hood Road
               Markham, Ontario
               L3R OP6

               Tel: (905) 415-3900
               Fax: (905) 415-3901
               Attention: Dale deFreitas


               To the Employee:
               ---------------
               Lori Allan
               69 Riverside Blvd.
               Thornhill, ON
               Canada
               L4J 1H8

Any such notice, direction or other instrument given as aforesaid shall be deemed to have been effectively given, if sent by telecopier or other similar form of telecommunications on the next business day following such transmission or, if delivered, to have been received on the date of such delivery. Any party may change its address for service from time to time by notice given in accordance with the foregoing and any subsequent notice shall be sent to the party at its changed address.

9.10      Independent Legal Advice: Employee hereby represents and warrants to
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the Employer that he had the opportunity to seek and was not prevented nor discouraged by the Employer from seeking independent legal advice prior to the execution of this Agreement and that, in the event that he did not avail himself of that opportunity prior to signing this Agreement, she did so voluntarily without any undue pressure and agrees that her failure to obtain independent legal advice shall not be used by her as a defense to the enforcement of her obligations under this Agreement.

9.11      Jurisdiction: This Agreement shall be governed by and construed in
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accordance with the laws of the Province of Ontario.

          IN WITNESS WHEREOF this Agreement has been executed by the parties hereto on the date first above written.

SIGNED, SEALED and DELIVERED
in the presence of:

                                         /s/ Lori A. Allan
__________________________               ________________________________
W.B. LIPSIN                              L.A. ALLAN
IRONSIDE TECHNOLOGIES INC.



                                         IRONSIDE TECHNOLOGIES INC.



                                         By: ________________________________

                                         By: ________________________________